Exhibit 99

BoAMS 05-H Group 3

FICO Table

Credit Scores of Mortgagors

Credit Scores of Mortgagors	Number of Group Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group Cut-off Date Pool Principal Balance
826 - 850	1	$461,881.86	0.37%
801 - 825	11	7,193,656.46	5.82
776 - 800	56	30,190,359.89	24.41
751 - 775	54	27,536,812.38	22.27
726 - 750	42	22,314,698.29	18.04
701 - 725	31	16,199,401.72	13.1
676 - 700	16	9,544,287.39	7.72
651 - 675	12	6,188,288.56	5
626 - 650	9	4,035,460.26	3.26

Total:	232	$123,664,846.81	100.00%

Misc. - Group 3

% Silent Second	26.45%
CLTV	74.44%

Misc. - Group 3 Silent Seconds Only

CLTV	84.30%